UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2007

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Affiliated Computer Services, Inc. today announced that on March 22, 2007, one of its subsidiaries, ACS State Healthcare, LLC ("ACS State Healthcare"), and the North Carolina Department of Health and Human Services ("DHHS"), have settled the pending litigation related to the North Carolina Medicaid Management Information System ("NCMMIS") contract between them.

The settlement provides that DHHS has rescinded its June 6, 2006 notice of intent to terminate the NCMMIS contract and its July 14, 2006 notice of termination and that the parties have agreed to a mutual termination of the contract. ACS State Healthcare has agreed as part of the settlement to license to DHHS certain work product it produced in connection with the NCMMIS contract and DHHS has agreed to pay ACS State Healthcare the aggregate amount of $10.5 million in four installments beginning on or before March 31, 2007 and ending on or before June 30, 2008. In addition, ACS State Healthcare will provide certain new services to DHHS under a new contract with a term of two years and will be compensated based on achieving certain levels of cost savings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

March 26, 2007	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel